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                                                                    EXHIBIT 5.1





                         Bracewell & Patterson, L.L.P.


                         711 Louisiana St., Suite 2900


                           Houston, Texas 77002-2781



                               September 4, 2002


Encompass Services Corporation
3 Greenway Plaza, Suite 2000
Houston, Texas 77046


Re: Encompass Services Corporation, Registration Statement on Form S-3, as amended (File No. 333-91730)


Ladies and Gentlemen:


   We have acted as special counsel to Encompass Services Corporation, a Texas corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 which has been filed by the Company with the Securities and Exchange Commission (the "Commission") and has been amended from time to time (the "Registration Statement"). The Registration Statement includes a prospectus that is subject to further amendment (the "Prospectus"). The final Prospectus will be furnished to record holders of certain of the Company's securities in connection with the issuance by the Company of non-transferable subscription rights (the "Rights") entitling holders thereof to purchase an aggregate of 75,000,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), at the rate of one share of Common Stock for each Right, subject to proration and subject to the purchase of additional shares of Common Stock pursuant to the over-subscription privilege described in the Prospectus. The Registration Statement relates to the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of up to 75,000,000 shares of Common Stock (the "New Common Shares") issuable upon exercise of the Rights.


   This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

   In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of:

  .   the Registration Statement (together with the Prospectus);

  . the form of Rights Certificate, filed as an exhibit to the Registration Statement;

  .   the Amended and Restated Articles of Incorporation of the Company;

  .   the Bylaws of the Company, as amended;


  . resolutions adopted by the Board of Directors of the Company at meetings thereof held on June 26, July 29 and July 30, 2002 relating to the transactions contemplated by the Registration Statement; and


  . such other documents and records as we have deemed necessary and relevant for the purposes hereof.

   In addition, we have relied upon oral or written statements and representations of officers of the Company and certificates of public officials as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. We have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to original documents and records of all documents and records submitted to us as copies and the authenticity of the originals of such latter documents, and the truthfulness of all statements of fact contained therein.

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   Based upon the foregoing, and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that the issuance and sale of the New Common Shares upon exercise of the Rights have been duly authorized and (subject to the Registration Statement becoming effective and any applicable Blue Sky laws being complied with) upon (i) the holders of Rights Certificates complying with the terms of the Rights Certificates in connection with the exercise thereof, and (ii) the issuance and delivery of the New Common Shares against payment therefor as set forth in the Prospectus, the New Common Shares will be validly issued, fully paid and nonassessable.

   The opinions set forth herein are limited in all respects to the laws of the State of Texas and the relevant law of the United States of America, and we render no opinion with respect to the law of any other jurisdiction.

   We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus. By giving such consent we do not admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Securities Act and the rules and regulations of the Commission promulgated thereunder.

                                          Very truly yours,


                                          /s/ Bracewell & Patterson, L.L.P.

                                          Bracewell & Patterson, L.L.P.

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